                                                                 EXHIBIT 10.1(b)

                                  AMENDMENT TO
                          CHICAGO MINIATURE LAMP, INC
                               1995 INCENTIVE AND
                        NON-STATUTORY STOCK OPTION PLAN


     The Board of Directors of Chicago Miniature Lamp, Inc. (the "Company") approved the amendment of the Company's 1995 Incentive and Non-Statutory Stock Option Plan (the "Plan") to increase the number of shares of Common Stock available for grant under the Plan from 1,500,000 to 3,000,000, an increase of 1,500,000 shares of Common Stock. The amendment will cause Section 3.1 of the Plan to be replaced with the following revised Section 3.1.


     3.1 Shares Subject to Plan. The stock subject to the options granted under the Plan shall be shares of the Company's authorized buy unissued common stock, par value $.01 per share ("Common Stock"). The total of shares that may be issued pursuant to options granted under the Plan shall not exceed 3,000,000 shares of Common Stock.

Dated: April 27, 1998